Exhibit F
                       CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                            As of September 30, 1998
                                   (UNAUDITED)

                                                          (millions)

KVA                                                            $ 5.4
Frontera                                                        48.6
Newgulf                                                         19.2
SEEBOARD*                                                      829.0
Altamira                                                        41.1
Guna                                                             0.4
                                                          ===========
                                                             $ 943.7
                                                          ===========

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.